Exhibit 10.38

PROMISSORY NOTE

$25,000	LOS ANGELES, CALIFORNIA	February 27, 2007

FOR VALUE RECEIVED, the undersigned, DRTATTOFF, LLC (the "Company"), with its registered office in the state of California located at 8500 Wilshire Blvd Suite 105, Beverly Hills, CA 90211 hereby promises to pay to the order of Christopher Knight or permitted assigns (the "Payee"), the principal amount of Twenty-Five Thousand ($25,000) (the "Principal Amount") with interest from the date hereof on the Principal Amount at the rate of five percent (5%) per annum. Interest on this Note shall be calculated based upon a year of 360 days. All payments of principal and interest shall be made in lawful money of the United States of America.

In addition, the Company shall with 30 days of above date, assign .41% equity ownership stake in Company as per the terms of Company Operating Agreement.

This Note is due and payable as follows: Nine Months from above date all Principal and all accrued but unpaid interest shall be due and payable in full. All payments hereunder shall be applied first to the payment of interest and then to the outstanding Principal Amount.

Conversion. Upon the completion by the Company of a transaction, or series of related transactions, in which the Company sells equity securities resulting securities resulting in gross proceeds to the Company equal to or exceeding Two Million Dollars ($2,000,000) (excluding the aggregate amount of principal represented by the Notes) (a "Next Equity Financing"), before the Maturity Date, the outstanding Principal Amount and unpaid, accrued interest on this Note may be converted into fully paid and nonassessable shares of that type of the Company's equity securities issued in the Next Equity Financing. The number of shares of such equity securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the aggregate outstanding Principal Amount and unpaid, accrued interest due on this Note on the date of conversion by (b) the price per share of such equity securities sold to the investors in the Next Equity Financing. The shares of equity securities to be issued upon conversion of this Note pursuant to this Section 4 shall be entitled to the same rights and subject to the same obligations provided in the purchase agreement entered into with investors in the Next Equity Financing. In conjunction with such conversion, the Holder shall become a party to and shall execute all related Next Equity Financing documentation, including, but not limited to, a definitive stock purchase agreement.

Disclosure Of Information. Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

Investment Experience. Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

Accredited Investor. Lender is an "accredited investor" within the meaning of Rule 501 (a) of Regulation D of the Act promulgated by the SEC, as presently in effect.

Waivers. The Company and any other person who signs, makes, guarantees or endorses this Note, to the extent allowed by law, hereby waives presentment, demand for payment, protest, notice of dishonor, notice of acceleration of the maturity of this Note, diligence in collecting, grace, notice and protest and agrees to one or more extensions for any period or periods of time and partial payments before or after maturity without prejudice to the Holder. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as the Company, a guarantor, accommodation party for the Company or endorser, shall be released from liability. All such parties agree that Payee may renew, extend (repeatedly and for any length of time) or modify this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Payee's security interest in any of the collateral without the consent of or notice to anyone.

Event of Default. In case an Event of Default (as defined below) shall occur, the Principal Amount due and payable as of or prior to the date of the occurrence of such Event of Default but not yet paid shall be (along with all accrued but unpaid interest) converted to 2.5% equity ownership stake in Company as per the terms of Company Operating Agreement. For purposes of this Note an Event of Default shall have occurred if:

(i) The Company shall fail to make any payment pursuant hereto when due and such failure shall continue for a period of ten (10) calendar days following the due date;

(ii) The Company shall fail to perform any non-monetary obligation pursuant under this Note promptly, at the time, and strictly in the manner provided in this Note, and such failure shall continue for a period of ten (10) calendar days after notice;

(iii) The Company shall (a) execute an assignment for the benefit of creditors, (b) admit in writing its inability to pay its debts generally as they become due, (c) voluntarily seek the benefits of any Debtor Relief Law which could suspend or otherwise effect Payee's rights hereunder, or (d) take any corporate action to authorize any of the forgoing;

(iv) A case or proceeding shall have been commenced involuntarily against the Company in a court having competent jurisdiction seeking a decree or order (a) under the Bankruptcy Code or any other applicable federal, state, or foreign bankruptcy or other similar law; (b) for the appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of the Company or a substantial part of its assets or (c) the reorganization or winding up or liquidation of the affairs of the Company, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction over such case or proceeding.

Attorneys' Fees. If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy receivership, debtor relief, probate or other court proceedings, the Company agrees to pay reasonable attorney's fees and collection costs to the Payee(s) hereof in addition to the principal and interest payable hereunder. The Company also will pay Payee all other amounts actually incurred by Payee as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any titled collateral offered as security for this loan.

Severability. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.

Captions. The headings are included herein for ease of reference only and shall not be considered in the construction or interpretation of the terms and provisions of this date.

Assignment. The indebtedness evidenced by this Promissory Note shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

Governlng Law. THIS NOTE HAS BEEN DELIVERED TO AND ACCEPTED BY LENDER IN LOS ANGELES, CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. ANY LEGAL PROCEEDINGS INSTITUTED UNDER. THIS NOTE SHALL BE BROUGHT IN LOS ANGELES COUNTY, CALIFORNIA.

IN WITNESS WHEREOF, The Company has caused this Note to be executed on its behalf, by its representative thereunto duly authorized.

/s/ Christopher Knight	2/27/07
Signature of Payee	Date

/s/ James Morel	3/19/07
Authorized Signature on behalf of DRTATTOFF, LLC	Date